UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                          WITHDRAWAL OF SCHEDULE 14A

         Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [  ]

Filed by a Party other than the Registrant [ X ]

Check the appropriate box:

[   ]    Preliminary Proxy Statement

[   ]    CONFIDENTIAL, FOR USE OF THE
         COMMISSION ONLY (AS PERMITTED BY
         RULE 14A-6(E)(2))

[   ]    Definitive Proxy Statement

[ X ]    Definitive Additional Materials

[   ]    Soliciting Material Under Rule 14a-12

                            LASER TECHNOLOGY, INC.
                 --------------------------------------------
               (Name of Registrant as Specified in its Charter)

                 H. Deworth Williams and J. Rockwell Smith,
   on behalf of Laser Technology, Inc. Independent Shareholders Committee.
   -----------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]    No Fee Required

[   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

(1)      Title of each class of securities to which transaction applies:

(2)      Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)      Proposed maximum aggregate value of transaction:

(5)      Total fee paid:

[   ]    Fee paid previously with preliminary materials.

[   ]    Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)   Amount Previously Paid:

         (2)   Form, Schedule or Registration Statement No.:

         (3)   Filing Party:

         (4)   Date Filed:

                           LASER TECHNOLOGY, INC.
                      INDEPENDENT SHAREHOLDERS COMMITTEE
                           56 West 400 South, #220
                           Salt Lake City, UT 84101

                        WITHDRAWAL OF PROXY STATEMENT

Withdrawal of Proxy Statement

     On or about February 23, 2000, the Laser Technology, Inc. Independent Shareholders' Committee (the "Committee") filed a Proxy Statement (the "Committee's Proxy Statement"), together with a form of proxy, with the U.S. Securities & Exchange Commission (the "SEC"), proposing a new slate of directors at the annual meeting of the shareholders (the "Annual Meeting") of Laser Technology, Inc. (the "Company"), currently scheduled for March 16, 2000. The Committee intended to mail the Proxy Statement and form of proxy to shareholders of the Company immediately following the filing of the materials with the SEC.

     Prior to and contemporaneously with the final preparation and filing of the Committee's Proxy Statement, the Committee and its counsel were engaged in discussions with the Company and its counsel regarding the election of directors and the specific proposal of the Committee, as set forth in the Committee's Proxy Statement. As a result of these discussions, and immediately following the filing of the Committee's Proxy Statement, the Committee was informed that the Company was planning to prepare and file amended proxy materials pertaining to the election of a slate of directors, which made a mailing of the Committee's Proxy Statement and a related proxy solicitation unnecessary. This information was confirmed on Monday, February 28, 2000.

    As a result of these events, the Committee decided not to mail its Proxy Statement and form of proxy to the Company's shareholders. Accordingly, the Committee hereby withdraws its Schedule 14A filing.

                                          LASER TECHNOLOGY, INC.
                                          SHAREHOLDERS INDEPENDENT
                                          COMMITTEE


Dated: February 28, 2000                  /s/ H. Deworth Williams
                                          ------------------------
                                               H. Deworth Williams